    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             TRIANGLE BANCORP, INC.
               (Exact name of registrant as specified in charter)

         NORTH CAROLINA                          6022                            56-1764546
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification No.)

                             TRIANGLE CAPITAL TRUST
               (Exact name of registrant as specified in charter)

            DELAWARE                             6719                            APPLIED FOR
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. EMPLOYER
 incorporation or organization)       Classification Code Number)            IDENTIFICATION NO.)
                                                               ALEXANDER M. DONALDSON, ESQ.
               4300 GLENWOOD AVENUE                                4300 GLENWOOD AVENUE
          RALEIGH, NORTH CAROLINA 27612                       RALEIGH, NORTH CAROLINA 27612
                  (919) 881-0455                                      (919) 881-0455
   (Address, including zip code, and telephone      (Name, address, including zip code, and telephone
                     number,                        number, including area code, of agent for service)
    including area code, of each registrant's
           principal executive offices)

                               ------------------
                                   COPIES TO:
                            BARNEY STEWART III, ESQ.
                            MOORE & VAN ALLEN, PLLC
                        100 NORTH TRYON STREET, FLOOR 47
                        CHARLOTTE, NORTH CAROLINA 28202

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                               ------------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                 PROPOSED             PROPOSED
                                              AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
        TITLE OF EACH CLASS OF                 TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED           REGISTERED           PER UNIT          OFFERING PRICE             FEE
-------------------------------------------------------------------------------------------------------------------------
Capital Securities of Triangle Capital
  Trust................................     $20,000,000            100%            $20,000,000(1)          $6,060.61
-------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of
  Triangle Bancorp, Inc.(2)............         --                  --                   --                   --
-------------------------------------------------------------------------------------------------------------------------
Triangle Bancorp, Inc. Guarantee with
  respect to Capital Securities(3).....         --                  --                   --                   --
-------------------------------------------------------------------------------------------------------------------------
          Total(4).....................   $20,000,000(5)           100%            $20,000,000(5)          $6,060.61
=========================================================================================================================

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the registration fee.
(2) The Old Junior Subordinated Debentures were originally purchased by Triangle Capital Trust with the proceeds of the sale of the Old Capital Securities by Triangle Capital Trust. No separate consideration will be received for the New Junior Subordinated Debentures distributed upon any liquidation of Triangle Capital Trust.
(3) No separate consideration will be received for the Triangle Bancorp, Inc. Guarantee.
(4) This Registration Statement is deemed to cover: the New Junior Subordinated Debentures; the rights of holders of the New Junior Subordinated Debentures under the Indenture; the rights of holders of the New Capital Securities under the Trust Agreement; the rights of holders of the New Capital Securities under the Guarantee; and certain backup undertakings as described herein.
(5) Such amount represents the initial public offering price of the Capital Securities to be exchanged hereunder and the principal amount of the Subordinated Debentures that may be distributed to holders of the Capital Securities upon any liquidation of Triangle Capital Trust.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS
----------
                             TRIANGLE CAPITAL TRUST

                  OFFER TO EXCHANGE 9.375% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY
                 AND ALL OUTSTANDING 9.375% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                             TRIANGLE BANCORP, INC.

                             ---------------------
              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
   AT 5:00 PM, NEW YORK CITY TIME, ON               , 1997, UNLESS EXTENDED.
                             ---------------------

    Triangle Capital Trust (the "Issuer Trust"), a statutory business trust created under the laws of the State of Delaware, together with Triangle Bancorp, Inc., a North Carolina corporation (the "Company"), as sponsor of the Issuer Trust, hereby offer upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $20,000,000 aggregate liquidation amount of its 9.375% Capital Securities which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 9.375% Capital Securities, of which $20,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging (i) the Old Guarantee for the Guarantee and (ii) $20,000,000 aggregate principal amount of the Old Junior Subordinated Debentures for $20,000,000 aggregate principal amount of the New Junior Subordinated Debentures. The Guarantee and the Subordinated Debentures have also been registered under the Securities Act. See "Certain Defined Terms," "Summary," "Description of the New Capital Securities," "Description of the New Junior Subordinated Debentures" and "Description of the Guarantee."

    The terms of the New Capital Securities are identical in all material respects to the respective terms of the Old Capital Securities, except that (i) the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of the New Capital Securities" and "Description of the New Junior Subordinated Debentures." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Issuer Trust under the Registration Rights Agreement.

                                                        (continued on next page)

     SEE "CERTAIN DEFINED TERMS" ON PAGE 4 FOR A GLOSSARY OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS WITHOUT DEFINITION.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                             ---------------------

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

    The New Capital Securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

              The date of this Prospectus is               , 1997.

(cover page continued)

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Issuer Trust believe that the New Capital Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Issuer Trust as defined under Rule 405 of the Securities Act), provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Issuer Trust that: (i) it is not an affiliate of the Company or the Issuer Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding to participate in a distribution of the New Capital Securities. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "The Exchange Offer--Resales of New Capital Securities."

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Issuer Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     In that regard, each Participating Broker-Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Issuer Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Issuer Trust has given notice that the sale of the New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser (as defined herein) has informed the Company and the Issuer Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Company nor the Issuer Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

(cover page continued)

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. Following consummation of the Exchange Offer, the holder of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Issuer Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     The New Capital Securities offered hereby represent undivided beneficial interests in the assets of the Issuer Trust. The Company has acquired all the Common Securities. The Issuer Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds thereof in the Subordinated Debentures of the Company, effecting the Exchange Offer, and certain other limited activities described herein.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on                , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Issuer Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Issuer Trust and to the terms and provisions of the Registration Rights Agreement. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Payment Date of the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from June 3, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such Distributions have been paid or duly provided for, from and after June 3, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old
Capital Securities as of                , 1997.

     Neither the Company nor the Issuer Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Any reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission. In addition, such reports, proxy statements and other information can be inspected at NASDAQ, 1735 K Street, N.W., Washington, D.C. 20006, on whose National Market System the common stock, no par value per share, of the Company is traded.

     No separate financial statements of the Issuer Trust have been included herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer Trust has no independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debentures, issuing the Trust Securities, effecting the Exchange Offer and engaging in activities necessary or incidental thereto. All of the Common Securities of the Issuer Trust are owned by the Company and the Company's obligations described herein under the Indenture, the Trust Agreement (including its obligations to pay costs, expenses, debts and other obligations of the Issuer Trust, other than with respect to the Trust Securities), the Subordinated Debentures and the Guarantee, taken together, constitute a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities. See "Triangle Capital Trust," "Description of the New Capital Securities," "Description of the New Junior Subordinated Debentures" and "Description of the Guarantee." In addition, the Company does not expect that the Issuer Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all exhibits thereto, the "Registration Statement") filed by the Company and the Issuer Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement for further information with respect to the Company and the New Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     This Prospectus may contain or incorporate by reference statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment and tax laws, significant underperformance in the Company's portfolio of outstanding loans, and competition in the Company's markets. Neither the Company nor the Issuer Trust undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and the Company's Current Reports on Form 8-K dated April 1, 1997, May 16, 1997, May 23, 1997, September 22, 1997, October 17, 1997 and October 31,
1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT 4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA 27612 (TELEPHONE NUMBER (919) 881-0455), ATTENTION: SUSAN C. GILBERT, SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
          , 1997, FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               TABLE OF CONTENTS

Available Information.......................    2
Incorporation of Certain Documents
  by Reference..............................    3
Certain Defined Terms.......................    4
Summary.....................................    5
Risk Factors................................   14
Triangle Bancorp, Inc.......................   22
Consolidated Ratios of Earnings to Fixed
  Charges...................................   23
Selected Consolidated Financial Data and
  Other Information.........................   24
Triangle Capital Trust......................   24
Accounting Treatment........................   25
The Exchange Offer..........................   25
Description of the New Capital Securities...   34
Description of the New Junior Subordinated
  Debentures................................   47
Description of the Guarantee................   56
Relationship among the Capital Securities,
  the Subordinated Debentures and the
  Guarantee.................................   58
United States Federal Income Taxation.......   60
Plan of Distribution........................   65
Benefit Plan Considerations.................   65
Supervision, Regulation and Other Matters...   67
Legal Matters...............................   69
Experts.....................................   69

                             CERTAIN DEFINED TERMS

     As used in this Prospectus, the following terms have the meanings indicated:

     "Capital Securities" means the New Capital Securities and the Old Capital Securities of the Issuer Trust.

     "Common Securities" means the common securities of the Issuer Trust representing undivided beneficial interests in the assets of the Issuer Trust.

     "Distribution Payment Date" means the 1st day of June and December in each year, beginning December 1, 1997.

     "Guarantee" means the Guarantee Agreement, from the Company in favor of Bankers Trust Company, as Guarantee Trustee for the benefit of the holders of Capital Securities, to be issued in exchange for the Old Guarantee.

     "Indenture" means the Junior Subordinated Indenture, dated as of June 3, 1997, between the Company and Bankers Trust Company, as Trustee for the benefit of the holders of the Subordinated Debentures and any indenture supplemental thereto pursuant to which the Subordinated Debentures are to be issued.

     "Interest Payment Date" means the 1st day of June and December in each year, beginning December 1, 1997.

     "New Capital Securities" means the $20,000,000 aggregate liquidation amount of 9.375% Capital Securities to be issued by the Issuer Trust in exchange for Old Capital Securities.

     "New Junior Subordinated Debentures" means the $20,000,000 aggregate principal amount of 9.375% New Junior Subordinated Debentures due 2027 to be issued by the Company to the Issuer Trust in exchange for $20,000,000 aggregate principal amount of Old Junior Subordinated Debentures.

     "Old Capital Securities" means the $20,000,000 aggregate liquidation amount of 9.375% Capital Securities issued by the Issuer Trust on June 3, 1997 and having a per annum distribution rate of 9.375%.

     "Old Guarantee" means the Guarantee Agreement, dated as of June 3, 1997, from the Company in favor of Bankers Trust Company, as Guarantee Trustee for the benefit of the holders of Old Capital Securities.

     "Old Junior Subordinated Debentures" means the $20,000,000 aggregate principal amount of Old Junior Subordinated Debentures issued by the Company to the Issuer Trust on June 3, 1997, and having a per annum distribution rate of 9.375%.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 3, 1997, among the Issuer Trust, the Company, and Wheat First Securities, Inc. as Initial Purchaser (the "Initial Purchaser").

     "Subordinated Debentures" means the New Junior Subordinated Debentures and the Old Junior Subordinated Debentures.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of June 3, 1997, among the Company, as Depositor, Bankers Trust Company, as Property trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware trustee (the "Delaware Trustee"), and the Administrators appointed pursuant to
Section 8.20 thereof, pursuant to which Capital Securities were, and will be, issued.

     "Trust Securities" means the Common Securities and the Capital Securities.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Holders of Old Capital Securities should consider carefully the factors set forth herein under "Risk Factors." As used in this Prospectus, the "Company" includes Triangle Bancorp, Inc. and its respective predecessors and subsidiaries, except as the context otherwise may require.

                             TRIANGLE BANCORP, INC.

     The Company is a registered bank holding company, chartered under the laws of North Carolina, and headquartered in Raleigh, North Carolina, with banking offices located in various communities in North Carolina. The Company operates through Triangle Bank, a North Carolina chartered commercial bank that began operations on January 4, 1988 (the "Bank"). The Bank provides a wide variety of retail and commercial banking products and services, but has focused on lending to small- and medium-sized businesses and to individuals located in the communities it serves. At June 30, 1997 the Company had total consolidated assets of approximately $1.03 billion, total consolidated deposits of approximately $852 million and total consolidated shareholders' equity of approximately $92 million.

     Since 1991, the Company has experienced significant growth, both internally and through acquisitions of unaffiliated institutions. The Company recently completed two acquisitions, as described further under "Triangle Bancorp, Inc. -- Recent Acquisitions." While the Company has significantly expanded its branch system, it has emphasized integrating the acquired operations in a manner that maintains credit quality and promotes operational efficiency. At June 30, 1997, the Company had nonperforming assets of $6.2 million, or .88% of gross loans and other real estate owned. Net charge-offs for 1996 were 0.16% of average loans. Net charge-offs for the first half of 1997 were 0.01% of average loans. The allowance for loan losses at June 30, 1997 was 1.54% of gross loans and 175.58% of nonperforming loans. The efficiency ratios of the Company for the 1996 fiscal year and for the first half of 1997 were 60% and 51%, respectively. The Company's returns on average assets and average equity for the 1996 fiscal year and the first half of 1997 (annualized) were 1.22% and 1.56% and 13.63% and 17.64%, respectively.

     The Company's strategy includes continuing to (i) develop its branch system through acquisitions and de novo branch openings, including supermarket branches, (ii) provide personalized, community-oriented banking services with a focus on lending to small- and medium-sized businesses and to individuals within the communities in which it operates and (iii) maintain its credit quality and operational efficiency.

     For additional information regarding the Company and its financial condition and results of operations, see "Triangle Bancorp, Inc." and "Selected Consolidated Financial Data and Other Information.

                             TRIANGLE CAPITAL TRUST

     The Issuer Trust is a statutory business trust created under Delaware law on May 28, 1997 pursuant to the Delaware Business Trust Act (the "Trust Act"). The Issuer Trust will be governed by the Amended and Restated Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, after the completion of the Exchange Offer the New Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the New Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

     The principal executive offices of the Company are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612 (telephone number (919) 881-0455).

                               THE EXCHANGE OFFER

The Exchange Offer.........   Up to $20,000,000 aggregate liquidation amount of
                              New Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Capital
                              Securities) or any integral multiple of $1,000 in excess thereof. The Company and the Issuer Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights
                              Agreement relating to the Old Capital Securities.
                              For a description of the procedures for tendering
                              Old Capital Securities, see "The Exchange
                              Offer -- Procedures for Tendering Old Capital
                              Securities."

Expiration Date............   5:00 p.m., New York City time, on           , 1997
                              (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company and the Issuer Trust
                              (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange
                              Offer -- Expiration Date; Extensions; Amendments."

Conditions to the Exchange
Offer......................   The Exchange Offer is subject to certain
                              conditions, which may be waived by the Company and the Issuer Trust in their sole discretion. The
                              Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer." The Company and the Issuer
                              Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                              (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital
                              Securities tendered pursuant to the Exchange
                              Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange
                              Offer -- Expiration Date; Extensions; Amendments."

Withdrawal Rights..........   Tenders of Old Capital Securities may be withdrawn
                              at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
Old Capital Securities.....   Tendering holders of Old Capital Securities must
                              complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities.
                              Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer including an Agent's Message in lieu of a Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange
                              Offer -- Procedures for Tendering Old Capital
                              Securities." Letters of Transmittal and
                              certificates representing Old Capital Securities should not be sent to the Company or the Issuer
                              Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange
                              Offer -- Exchange Agent."

Resales of New Capital
Securities.................   Based on interpretations by the staff of the
                              Commission (the "Staff") as set forth in no-action letters issued to third parties, the Company and the Issuer Trust believe that holders of Old
                              Capital Securities (other than any holder that is an "affiliate" of the Company or the Issuer Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New
                              Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities.
                              However, the Staff has not considered the Exchange
                              Offer in the context of a no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer. However, any holder of Old Capital
                              Securities who is an "affiliate" of the Company or the Issuer Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities
                              Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old
                              Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements.
                              In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old
                              Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital
                              Securities.

                              Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Issuer Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
                              Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Issuer Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of New Capital Securities," the Company and the Issuer Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus in connection with resales of such New Capital Securities for a period of one year after the Expiration Date, exclusive of any period when a stop order is in effect. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Issuer Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent.............   The exchange agent with respect to the Exchange
                              Offer is Bankers Trust Company (the "Exchange
                              Agent"). The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

United States Federal
Income Taxation, ERISA
Considerations.............   Holders of Old Capital Securities should review
                              the information set forth under "United States
                              Federal Income Taxation" and "Benefit Plan

                              Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered.........   Up to $20,000,000 aggregate liquidation amount of
                              the Issuer Trust's 9.375% Capital Securities which have been registered under the Securities Act
                              (liquidation amount $1,000 per Capital Security).
                              The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Trust Agreement. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange
                              Offer will constitute a single series of Capital
                              Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust
                              Agreement. See "Description of New Capital
                              Securities -- General." The terms of the New
                              Capital Securities are identical in all material respects to the terms of the Old Capital
                              Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital
                              Securities and will not provide for any increase in the Distribution rate thereon. See "The
                              Exchange Offer -- Purpose and Effect of the
                              Exchange Offer" and "Description of New Capital
                              Securities."

Distributions..............   Holders of the New Capital Securities are entitled
                              to receive cumulative cash distributions at an annual rate of 9.375% on the liquidation amount of $1,000 per New Capital Security, accruing from the original date of issuance of the Old Capital
                              Securities, and (subject to the possible extension of distribution payment periods described below) will be payable semi-annually, in arrears, on the first day of June and December of each year, commencing December 1, 1997. See "Description of the New Capital Securities -- Distributions."

Option to Extend Interest
Payment Period.............   The Company has the right, at any time, subject to
                              certain conditions, to defer payments of interest on the Subordinated Debentures, for Extension
                              Periods, each not exceeding 10 consecutive semi-annual periods; provided that no Extension
                              Period may extend beyond the maturity date of the Subordinated Debentures. As a consequence of the Company's extension of the interest payment period on the Subordinated Debentures, distributions on the Capital Securities would be deferred but interest would continue to accrue during any such Extension Period to the extent permitted by law.
                              In the event the Company exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions,
                              (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee payments (other than payments on the Guarantee) with respect to the foregoing and (ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to certain requirements. See "Description of the New
                              Junior Subordinated Debentures -- Option to Extend
                              Interest Payment Period." Should an Extension
                              Period occur with respect to the Capital
                              Securities, holders of the Capital Securities will continue to recognize interest income at an annual rate of 9.375%, compounded semi-annually, for United States federal income tax purposes notwithstanding the deferred receipt of payments which accrue during the Extension Period. As a result, such holders will be required to include such amounts in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from the Issuer Trust related to such income if such holders dispose of the Capital
                              Securities prior to the record date for payment of distributions. See "United States Federal Income
                              Taxation -- US Holders -- Interest Income and
                              Original Issue Discount."

Liquidation................   The Company, as the holder of all of the Common
                              Securities, has the right at any time to dissolve the Issuer Trust (including, without limitation, upon the occurrence of a Tax Event, a Capital
                              Treatment Event or an Investment Company Event
                              (each as defined herein)), subject to certain conditions (including the receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve), with the result that, after satisfaction of liabilities to creditors of the Issuer Trust (to the extent not satisfied by the Company), the Company must cause the Subordinated
                              Debentures to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Issuer Trust. In addition, the Issuer Trust will be dissolved and liquidated under certain other circumstances. See
                              "Description of the New Capital
                              Securities -- Liquidation Distribution Upon
                              Dissolution."

Liquidation Amount.........   In the event of the voluntary or involuntary
                              liquidation, dissolution, winding-up or
                              termination of the Issuer Trust, after
                              satisfaction of liabilities to creditors of the Issuer Trust (to the extent not satisfied by the Company) holders of the Capital Securities will be entitled to receive $1,000 per Capital Security plus an amount equal to accrued and unpaid distributions thereon to the date of payment, unless the Subordinated Debentures are distributed to holders of the Trust Securities in exchange therefor. If such liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Trust
                              Agreement Event of Default as defined herein has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.
                              See "Description of the New Capital
                              Securities -- Liquidation Distribution Upon
                              Dissolution."

Maturity...................   Upon the repayment of the Subordinated Debentures,
                              whether at maturity or upon early redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Property Trustee to redeem a like amount of the Trust Securities, upon the terms and conditions described herein.
                              See "Description of the New Capital
                              Securities -- Redemption."

Redemption.................   The Trust Securities are subject to mandatory
                              redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Subordinated
                              Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the Company of the New Junior
                              Subordinated Debentures at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company
                              Event or Capital Treatment Event in each case, subject to possible regulatory approval and (iii) in whole or in part, at any time on or after June
                              1, 2007, contemporaneously with the optional redemption by the Company of the Subordinated
                              Debentures in whole or in part, in each case at the applicable Redemption Price (as defined herein). See "Description of New Capital
                              Securities -- Redemption."

Tax Event, Capital
Treatment Event and
Investment Company Event
Redemption.................   If at any time a Tax Event, a Capital Treatment
                              Event or an Investment Company Event should occur and be continuing, the Company may, within 90 days of the occurrence of such Tax Event, Capital
                              Treatment Event or Investment Company Event, redeem the Subordinated Debentures in whole or in part in certain limited circumstances described herein at a redemption price equal to par plus accrued and unpaid interest to the redemption date, subject to the Company having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Upon the redemption of the Subordinated Debentures, the proceeds of such redemption will be applied by the Property Trustee to redeem a like amount of the Trust Securities on a pro rata basis, upon the terms and conditions described herein. See "Description of the New
                              Capital Securities -- Redemption."

The Guarantee..............   The payment of distributions out of moneys held by
                              the Issuer Trust, payments on liquidation of the Issuer Trust and payment upon the redemption of the Capital Securities are guaranteed by the Company as described herein under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Capital
                              Securities only if and to the extent that the Issuer Trust has funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated
                              Debentures. The Guarantee, when taken together with the Company's obligations under the Subordinated Debentures, the Trust Agreement and the Indenture (including its obligations to pay costs, expenses, debts and other liabilities of the Issuer Trust (other than with respect to the Trust Securities)), provides a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital
                              Securities.

Ranking....................   The Common Securities rank pari passu with, and
                              payments thereon will be made pro rata with, the Capital Securities, except that upon the occurrence and continuation of a Trust Agreement
                              Event of Default, the rights of the holders of the Common Securities to receive payment of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital
                              Securities. See "Description of the New Capital
                              Securities -- General." The Subordinated
                              Debentures are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See
                              "Description of the New Junior Subordinated
                              Debentures." The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness of the Company. The Company's obligations under the Guarantee and the Subordinated Debentures are also effectively subordinate to claims of creditors of the Company's subsidiaries. See "Description of the Guarantee."

Voting Rights..............   Holders of the Capital Securities have limited
                              voting rights relating generally to the
                              modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as the holder of the Subordinated
                              Debentures. Holders of the Capital Securities are not entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default (as defined herein) described herein. See
                              "Description of the New Capital
                              Securities -- Voting Rights, Amendment of Trust
                              Agreement" and "-- Removal of Issuer Trustees;
                              Appointment of Successors."

Rating.....................   The New Capital Securities will not be rated by
                              Standard & Poor's Ratings Services ("S&P") or
                              Moody's Investors Service, Inc. ("Moody's") or any similar rating agency.

Transfer Restrictions......   The Old Capital Securities were, and the New
                              Capital Securities will be, issued and may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 Old Capital
                              Securities or New Capital Securities, as the case may be). Any such transfer of the Old Capital
                              Securities or the New Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. See "Description of the New Capital Securities -- Restrictions on
                              Transfer."

Subordinated Debentures....   The Issuer Trust invested the proceeds from the
                              issuance of the Old Capital Securities and Common
                              Securities in an equivalent amount of Old Junior
                              Subordinated Debentures of the Company, up to $20,000,000 aggregate principal amount of which will be exchanged for New Junior Subordinated
                              Debentures. The Subordinated Debentures mature on
                              June 1, 2027. The Subordinated Debentures rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. In addition, the Company's obligations under the Subordinated
                              Debentures are effectively subordinated to all existing and future liabilities and obligations of its subsidiaries. See "Risk Factors -- Ranking of
                              Subordinate Obligations Under the Guarantee and the

                              Subordinated Debentures", and "Description of the New Junior Subordinated
                              Debentures -- Subordination."

Benefit Plan
Considerations.............   Prospective purchasers must carefully consider the
                              restrictions on purchase set forth under "Benefit
                              Plan Considerations."

Form of Capital
Securities.................   The Old Capital Securities initially sold to
                              "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act are represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for DTC. The
                              Old Capital Securities initially sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the
                              Securities Act) were issued only in fully registered, certificated form. Beneficial interests in the New Capital Securities represented by a global certificate or certificates will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except in the limited circumstances described herein, the New Capital Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the New Capital Securities -- Book-Entry Only
                              Issuance -- The Depository Trust Company."

     For additional information with respect to the New Capital Securities, see "Description of the New Capital Securities," "Description of the New Junior Subordinated Debentures," "Description of the Guarantee" and "United States Federal Income Taxation."

                                  RISK FACTORS

     Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Prior to deciding whether to participate in the Exchange Offer, holders of Old Capital Securities should carefully review the information contained elsewhere, or incorporated by reference, in this Prospectus and should particularly consider the following matters:

ABSENCE OF PUBLIC TRADING MARKET

     The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Issuer Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). The Company and the Issuer Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market for the New Capital Securities develops, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Issuer Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

     The Company is a legal entity separate and distinct from the Bank, although the principal source of the Company's cash revenues is dividends from the Bank. The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from any such distribution) will be subject to the claims of the subsidiary's creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim. As of June 30, 1997, the Company's subsidiaries had indebtedness and other liabilities of approximately $936 million.

     Payment of dividends by the Bank is restricted by various legal and regulatory limitations. At June 30, 1997, approximately $27 million was available for payment of dividends to the Company from the Bank without prior regulatory approval.

     The Bank is also subject to restrictions under federal law which limit the transfer of funds by the Bank to the Company, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by the Bank to the Company are limited in amount to 10% of the Bank's capital and surplus and, with respect to the Company and any other affiliates, to an aggregate of 20% of the Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any) or interest on the Subordinated Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. As of June 30, 1997, the Company had $5.0 million of Senior Indebtedness. There are no terms in the Capital Securities, the Subordinated Debentures or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness, liabilities and obligations, including such indebtedness that ranks senior to the Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the New Junior Subordinated Debentures."

     Because the Company is a bank holding company, the Subordinated Debentures and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. There are also various legal limitations on the extent to which the Company's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates.

RIGHTS UNDER THE GUARANTEE

     The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act of 1939 (the "Trust Indenture Act"), under which Bankers Trust Company will act as the trustee (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Debenture Trustee (the "Debenture Trustee") for the Subordinated Debentures under the Indenture and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust:
(i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of Capital Securities -- Redemption") with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "-- Ranking of Subordinated Obligations Under the Guarantee and the Subordinated Debentures" and "Description of Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "-- Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of the New Capital
Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees; Appointment of Successors."

MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities, or the market prices for Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities or the Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Old Capital Securities which are being exchanged hereby. Because holders of Capital Securities may receive Subordinated Debentures on termination of the Issuer Trust, purchasers electing to exchange their Old Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein. See "Description of the New Junior Subordinated Debentures."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE CAPITAL SECURITIES

     If a Trust Agreement Event of Default with respect to the Issuer Trust occurs and is continuing, then the holders of the Capital Securities would, except as provided below, rely on the enforcement by the Property Trustee of its rights as holder of the Subordinated Debentures against the Company. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Subordinated

Debentures after the holders of a majority in liquidation amount of the Capital Securities have so directed the Property Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the rights of the Property Trustee under the Subordinated Debentures, without first instituting any legal proceeding against such Property Trustee or any other person.

     Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures on the respective dates such interest or principal is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute directly against the Company a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debentures, to such holder directly of the principal of or interest on the Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Capital Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Trust Agreement Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures. See "Description of the New Capital Securities -- Events of Default; Notice."

OPTION TO EXTEND INTEREST PAYMENT PERIOD FOR UP TO FIVE YEARS AND CONSEQUENT DEFERRAL OF DISTRIBUTIONS ON THE CAPITAL SECURITIES

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period, at any time and from time to time, subject to certain conditions, for Extension Periods, each not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the stated maturity of the Subordinated Debentures. During each such Extension Period, distributions on the Capital Securities would also be deferred (but would continue to accrue at an annual rate of 9.375%, despite such deferral, with interest thereon compounded semi-annually to the fullest extent permitted by law) by the Issuer Trust. In the event that the Company exercises this right to defer interest payments on the Subordinated Debentures, and such deferral is continuing, or if there shall have occurred and be continuing any Indenture Event of Default or if the Company shall be in default with respect to the payment of its obligations under the Guarantee, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of capital stock of the Company or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Guarantee) in respect of the foregoing; and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth herein. See "Description of the New Capital Securities" and "Description of the New Junior Subordinated Debentures."

     During each Extension Period, if any, each holder of the Capital Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed. In such event, each holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Issuer Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See "United States Federal Income Taxation -- US Holders -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. Accordingly, a holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the Subordinated Debentures) may be more volatile than the market price of other similar securities where the issuer does not have such right to defer interest payments.

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION; PROPOSED TAX LAW CHANGES

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. Any such redemption shall be at a price equal to the liquidation amount of the Capital Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the New Junior Subordinated Debentures -- Redemption" and "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

     A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Old Junior Subordinated Debentures or New Junior Subordinated Debentures, (ii) interest payable by the Company on the Old Junior Subordinated Debentures or New Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

FUTURE CHANGES IN TAX LAW

     The Company knows of no legislation actively under consideration by Congress which could affect the Subordinated Debentures in such a manner so as to constitute a Tax Event. It is possible, however, that Congress could pass such legislation in the future. For instance, President Clinton's budget proposals for fiscal year 1998 contained a provision that would generally deny corporate issuers a deduction for interest on certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer, or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This proposal was not enacted. There can be no assurance, however, that a similar proposal will not be enacted in the future and, if enacted, that it will not be enacted with retroactive effect with respect to the Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur.

REDEMPTION; DISTRIBUTION

     The Company, as the holder of all of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event) to dissolve the Issuer Trust, and, after satisfaction of liabilities to creditors of the Issuer Trust (to the extent not paid by the Company), cause the Subordinated Debentures to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Issuer Trust. See "Description of the New Capital
Securities -- Liquidation Distribution Upon Dissolution." In certain circumstances described herein, the Company will have the right to redeem the Subordinated Debentures, in whole or in part, in which event the Issuer Trust will redeem the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures redeemed by the Company on a pro rata basis. The exercise of such rights is subject to the Company having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the New Capital Securities -- Redemption" and
"-- Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law, a distribution of the Subordinated Debentures upon the dissolution of the Issuer Trust generally would not be a taxable event to holders of the Capital Securities. However, a dissolution of the Issuer Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- US Holders -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust."

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may receive pursuant to the Exchange Offer, or in a secondary purchase, or the Subordinated Debentures that a holder of the Capital

Securities may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price paid to purchase such Capital Securities. Because the ability of the Issuer Trust to pay amounts due on the Capital Securities is wholly dependent upon the Company's making payments on the Subordinated Debentures as and when required, and because holders of the Capital Securities may receive the Subordinated Debentures upon dissolution and liquidation of the Issuer Trust, purchasers electing to exchange their Old Capital Securities for New Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein and evaluate the credit risk of the Company. See "Description of the New Capital Securities" and "Description of the New Junior Subordinated Debentures."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture does not contain any provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of the New Junior Subordinated Debentures."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). The Company and the Issuer Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of the New Capital Securities -- General."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

GROWTH

     The Company has grown and may seek to grow by acquiring other financial institutions and branches. However, competition for acquisitions in the Company's market area is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that the Company will obtain such approvals. The Company may not be as successful in the future as it has been in the past in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, the Company's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

COMPETITION

     The banking business is highly competitive. In its primary market areas, the Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. The Bank's primary competitors have substantially greater resources and lending limits than the Bank and may offer certain services, such as trust services, that the Bank does not provide at this time. The profitability of the Company depends upon the Bank's ability to continue to compete in its primary market areas.

DEVELOPMENTS IN TECHNOLOGY

     The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company to compete successfully in its markets may depend on the extent to which it is able to implement and exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.

                             TRIANGLE BANCORP, INC.

GENERAL

     The Company is a registered bank holding company, chartered under the laws of North Carolina, and headquartered in Raleigh, North Carolina, with banking offices located in various communities in North Carolina. At June 30, 1997, the Company had total consolidated assets of approximately $1.03 billion, total consolidated deposits of approximately $852 million and total consolidated shareholders' equity of approximately $92 million.

     The Company operates primarily through the Bank, a North Carolina chartered commercial bank that began operations on January 4, 1988. The Bank provides a wide variety of retail and commercial banking products and services, but has focused on lending to small- and medium-sized businesses and to individuals located in the communities it serves.

     Since 1991, the Company has experienced significant growth, both internally and through acquisitions of unaffiliated institutions, increasing in size from four branch offices and approximately $85 million in total assets in December 1990, to 46 branch offices and approximately $1.0 billion in total assets at year-end 1996. During this time period, the Company acquired a total of approximately $700 million in assets and 34 branch offices (net of certain sales to rationalize the branch system) in ten transactions involving the acquisition of whole institutions or the purchase of various branch offices. As described further under "-- Recent Acquisitions," the Company recently completed the acquisition of a bank in Charlotte, North Carolina, and the acquisition of ten branch offices from Branch Banking & Trust Company and United Carolina Bank.

     While the Company has significantly expanded its branch system, it has emphasized integrating the acquired operations in a manner that maintains credit quality and promotes operational efficiency. At June 30, 1997, the Company had nonperforming assets of $6.2 million, or .88% of gross loans and other real estate owned. Net charge-offs for 1996 were 0.16% of average loans. Net charge-offs for the first half of 1997 were 0.01% of average loans. The allowance for loan losses at June 30, 1997 was 1.54% of gross loans and 175.58% of nonperforming loans. The efficiency ratios of the Company for the 1996 fiscal year and for the first half of 1997 were 60% and 51%, respectively. The Company's returns on average assets and average equity for the 1996 fiscal year and the first half of 1997 (annualized) were 1.22% and 1.56% and 13.63% and 17.64%, respectively.

     The Company's strategy includes continuing to (i) develop its branch system through acquisitions and de novo branch openings, including supermarket branches, (ii) provide personalized, community-oriented banking services with a focus on lending to small- and medium-sized businesses and to individuals within the communities in which it operates and (iii) maintain its credit quality and operational efficiency.

     The Company continually evaluates business combination opportunities. As a result, business combination discussions and, in some cases, negotiations frequently take place and future business combinations involving cash, debt or equity securities can be expected. Any future business combination or series of business combinations that the Company may undertake may be material, in terms of assets acquired or liabilities assumed to the Company's financial condition.

     The Company was organized under the laws of the State of North Carolina on November 27, 1991, for the purposes of acquiring the Bank, which acquisition was completed in August 1992. The Company's principal executive offices are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612, and its telephone number at such address is (919) 881-0455.

     For additional information regarding the Company's financial condition and results of operations, see "Selected Consolidated Financial Data and Other Information."

RECENT ACQUISITIONS

     On October 2, 1997, the Company consummated a merger with Bank of Mecklenburg, Charlotte, North Carolina ("Mecklenburg"), pursuant to which the Company acquired all of the outstanding shares of

Mecklenburg by exchanging one share of the Company's common stock for each outstanding share of Mecklenburg's common stock. The Company currently is operating Mecklenburg as a wholly-owned subsidiary of the Company. As of June 30, 1997, Mecklenburg had approximately $197 million in deposit liabilities, $134 million in loans and $306 million in total assets and operated three branches in Charlotte, North Carolina. This acquisition will be accounted for as a pooling of interests.

     On August 15, 1997, the Bank acquired ten branch offices from Branch Banking & Trust Company and United Carolina Bank which were being divested in connection with the merger of these two companies. The ten branches are located in the North Carolina counties of Duplin, Lee, Richmond, Robeson, Washington and Wayne. In the transaction, the Bank assumed approximately $195 million in deposits and approximately $62 million aggregate principal amount in loans associated with the ten branches. The Bank paid a premium of approximately $15.8 million for the assumption of the deposits. This branch purchase will be accounted for as a purchase.

     If the Recent Acquisitions had been consummated on June 30, 1997, the Company's total consolidated assets would have increased by approximately $501 million, to approximately $1.53 billion; its total consolidated deposits would have increased by approximately $392 million to approximately $1.24 billion; its total consolidated liabilities would have increased by approximately $481 million to approximately $1.42 billion; and its total consolidated shareholders' equity would have increased by approximately $20 million to approximately $112 million.

PENDING LITIGATION

     The Bank has been named as a defendant in a lender liability suit currently pending in state court in North Carolina in which the plaintiff claims that the Bank breached an oral commitment to make a $100,000 loan to plaintiff. The plaintiff is asserting that he is entitled to $5 million in damages and is seeking to have these damages trebled and an award of attorneys fees. This suit is scheduled to go to trial in November 1997. The Bank disputes the plaintiff's theories of liability and damages and intends to continue to defend the suit vigorously.

     NEITHER THE CAPITAL SECURITIES NOR THE SUBORDINATED DEBENTURES ARE OBLIGATIONS OF OR GUARANTEED BY THE BANK.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following unaudited table presents the consolidated ratios of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). Interest expense (other than on deposits) includes interest on borrowed funds, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.

                                          SIX MONTHS
                                            ENDED
                                           JUNE 30,              YEAR ENDED DECEMBER 31,
                                        --------------    -------------------------------------
                                        1997     1996     1996     1995    1994    1993    1992
                                        -----    -----    -----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits......  11.83x    8.78x   10.34x   9.15x   4.98x   7.66x   7.13x
  Including Interest on Deposits......   1.69     1.55     1.54    1.44    1.32    1.35    1.25

           SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

     Presented below is selected consolidated financial information for the Company for the periods specified. The consolidated financial information is not necessarily indicative of the results for any future period and is qualified in its entirety, and should be read in conjunction with, the Company's consolidated financial statements, including the notes thereto, and other detailed financial information included in the documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                                  AS OF AND FOR
                              THE SIX MONTHS ENDED
                                    JUNE 30,               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                              ---------------------   ----------------------------------------------------
                                 1997        1996       1996       1995       1994       1993       1992
                              ----------   --------   --------   --------   --------   --------   --------
                                   (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
SELECTED BALANCE SHEET DATA
Loans.......................  $  698,906   $625,175   $639,718   $559,707   $467,842   $395,398   $274,895
Securities Available for
  Sale......................     140,214    145,653    146,086    127,904    102,427         --         --
Securities Held to
  Maturity..................     103,526     81,617     97,112     76,285     75,899    173,198    127,951
Total Assets................   1,027,208    940,613    971,105    853,926    742,438    681,131    470,615
Total Deposits..............     852,346    809,446    847,764    714,590    636,276    583,571    407,890
Advances from the Federal
  Home Loan Bank............      30,000     23,500     10,000     19,500     10,500      5,500         --
Corporation-Obligated
  Mandatorily Redeemable
  Capital Securities........      19,950         --         --         --         --         --         --
Subordinated Debentures.....          --         --         --         --      2,000      6,720      2,000
Shareholders' Equity........      91,642     81,796     86,896     79,407     68,306     65,304     50,487
SELECTED RESULTS OF
  OPERATION
Net Interest Income.........      21,666     19,318     40,256     35,101     30,601     21,213     18,990
Provision for Loan Losses...       1,330      1,035      2,100        428      1,250      2,147      1,905
Noninterest Income..........       6,101      4,576      8,494      8,066      5,758      6,278      4,558
Noninterest Expense.........      14,151     14,243     29,169     30,719     25,719     20,492     18,035
Net Income..................       7,751      5,448     11,301      7,858      4,182      3,855      3,122
Per Share Data
  Primary Earnings Per
    Share...................        0.72       0.51       1.05       0.74       0.41       0.47       0.38
  Fully Diluted Earnings Per
    Share...................        0.71       0.51       1.04       0.73       0.41       0.47       0.38
  Book Value................        8.75       7.84       8.30       7.62       6.70       6.62       6.27
  Cash Dividends............  $     0.21   $   0.15   $   0.31   $   0.17   $   0.07   $   0.02   $   0.01
SELECTED RATIOS
  Return on Average
    Assets..................        1.56%(1)    1.23%(1)    1.22%    1.00%      0.60%      0.78%      0.69%
  Return on Average
    Equity..................       17.64(1)    13.51(1)    13.63    10.63       6.21       7.25       6.33
  Shareholders' Equity to
    Total Assets............        8.92(1)     8.70(1)     8.95     9.30       9.20       9.59      10.73
ASSET QUALITY RATIOS
  Non-performing Loans and
    Other Real Estate Owned
    to Total Gross Loans....        0.88       0.54       0.66       0.54       0.75       1.45       1.62
  Net Charge-offs to Average
    Loans...................        0.01       0.03       0.16       0.20       0.68       0.27       0.63
  Total Allowance for Loan
    Losses to Total Non-
    performing Loans........      175.58%    276.70%    257.49%    338.60%    334.82%    268.17%    257.28%

---------------

(1) Annualized

             SUPPLEMENTAL SELECTED CONSOLIDATED FINANCIAL DATA AND
                               OTHER INFORMATION

     Presented below is supplemental selected consolidated financial information for the Company for the periods presented, giving retroactive effect to the acquisition of Mecklenburg by the Company on October 2, 1997. The supplemental consolidated financial information is not necessarily indicative of the results for any future period and is qualified in its entirety, and should be read in conjunction with, the Company's supplemental consolidated financial statements, including the notes thereto, and other detailed financial information included in the documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference".

                                SIX MONTHS ENDED
                                    JUNE 30,               AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                              ---------------------   ----------------------------------------------------
                                 1997        1996       1996       1995       1994       1993       1992
                              ----------   --------   --------   --------   --------   --------   --------
                                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
SELECTED BALANCE SHEET DATA
Loans.......................  $  833,060   $714,397   $752,399   $639,557   $526,104   $449,738   $322,164
Securities Available for
  Sale......................     232,574    298,255    286,510    216,523    156,745          0          0
Securities Held to
  Maturity..................     104,526     81,617     98,112     89,452     86,427    213,371    160,195
Trading Assets..............      53,440          0          0          0          0          0          0
Total Assets................   1,332,846   1,200,940  1,241,394  1,054,157   877,983    791,900    560,500
Total Deposits..............   1,049,184    986,607   1,025,752   844,878    737,388    674,302    478,926
Advances from the Federal
  Home Loan Bank............      55,000     63,500     58,000     59,500     20,500      5,500          0
Subordinated Debt...........           0          0          0          0      2,000      6,700      2,000
Corporation-Obligated
  Mandatorily Redeemable
  Capital Securities........      19,950          0          0          0          0          0          0
Shareholders' Equity........     111,551     99,956    105,736     96,870     82,887     80,360     64,863
SELECTED RESULTS OF
  OPERATION
Net Interest Income.........      24,437     21,912     45,637     39,456     34,411     24,407     21,580
Provision for Loan Losses...       1,479      1,154      2,330        523      1,299      2,272      2,120
Noninterest Income..........       7,197      5,577      9,902      8,445      5,856      6,438      4,649
Noninterest Expense.........      15,935     16,080     32,721     33,602     31,123     22,753     20,111
Net Income..................       8,914      6,634     13,220      9,114      5,184      4,535      3,466
Per Share Data
  Primary Earnings Per
    Share...................        0.68       0.51       1.02       0.72       0.42       0.44       0.34
  Fully Diluted Earnings Per
    Share...................        0.67       0.51       1.01       0.71       0.42       0.44       0.34
  Book Value................        8.86       7.96       8.40       7.73       6.75       6.98       6.92
  Cash Dividends............        0.18       0.13       0.28       0.16       0.07       0.02       0.01
SELECTED RATIOS
  Return on Average
    Assets..................        1.41%      1.16%      1.13%      0.97%      0.63%      0.77%      0.65%
  Return on Average
    Equity..................       16.52      13.46      13.16      10.12       6.31       6.68       5.46%
  Shareholders' Equity to
    Total Assets............        8.37       8.32       8.52       9.19       9.44      10.15      11.57%
ASSET QUALITY RATIOS
  Non-performing Loans and
    Other Real Estate Owned
    to Total Gross Loans....        0.74       0.47       0.82       0.47       0.65       1.31       1.47
  Net Charge-offs to Average
    Loans...................        0.01       0.03       0.10       0.18       0.60       0.24       0.57
  Total Allowance for Loan
    Losses to Total Non-
    performing Loans........      197.26%    308.79%    173.41%    315.21%    293.59%    195.27%    113.62%

                             TRIANGLE CAPITAL TRUST

     The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State. The Issuer Trust is governed by an Amended and Restated Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee. Two individuals were appointed by the holders of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company appointed two individuals who are employees and officers of the Company to serve as the Administrators. See "Description of the New Capital Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds of such Trust Securities in the Subordinated Debentures, (iii) effecting the Exchange Offer, including exchanging up to $20,000,000 aggregate principal amount of the Old Junior Subordinated Debentures for up to $20,000,000 of the New Junior Subordinated Debentures, and (iv) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the New Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the New Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

     The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the New Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the New Capital
Securities -- Subordination of Common Securities." The Company acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years but may terminate earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Delaware 19801, telephone number (302) 576-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Banker's Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included as a liability in the consolidated financial statements of the Company. The Capital Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the New Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Capital Securities will be recorded as interest expense in the consolidated statements of income of the Company.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Company and the Issuer Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Company and the Issuer Trust agreed, among other things, to file and to use their best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities which have been registered under the Securities Act with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Issuer Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and subject to certain limited exceptions specified in the Registration Rights Agreement, will not provide for any increase in the Distribution rate thereon.

     In this regard, under certain circumstances set forth in the Registration Rights Agreement, additional interest will accrue on the Capital Securities in addition to the stated interest thereon. The Registration Rights Agreement provides that the Company and the Issuer Trust shall use their respective best efforts to (a) to cause this Registration Statement to be declared effective by the Commission on or prior to 180 days after the date of original issuance of the Trust Securities, (b) keep this Registration Statement effective for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is made to the holders, (c) unless the Exchange Offer will not be permitted by applicable law or Commission policy, the Issuer Trust will commence the Exchange Offer and use its best efforts to consummate the Exchange Offer within 30 business days after the effective date of this Registration Statement and (d) if obligated to file the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company and Issuer Trust will use their best efforts to file the Shelf Registration Statement with the Commission as promptly as practicable, but in any event, within 45 days after such filing obligations arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such obligation arises.

     If (a) the Company and the Issuer Trust fail to file, if appropriate, the Shelf Registration Statement on or before the dates specified for such filing,
(b) this Registration Statement or the Shelf Registration Statement, if applicable, are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company and Issuer Trust fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to this Registration Statement or (d) this Registration Statement or the Shelf Registration Statement, if applicable, is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then liquidated damages shall accrue on the principal amount ("Additional Interest") of the Old Junior Subordinated Debentures and, if the Exchange Offer has been consummated, the New Junior Subordinated Debentures, and additional distribution shall accumulate on the liquidation amount ("Additional Distributions") of the Old Capital Securities and, if the Exchange Offer has been consummated, the New Capital Securities, immediately following the occurrence of such Registration Default, each at a rate of 0.25% per annum. Notwithstanding the foregoing, neither the liquidated damages on the Subordinated Debentures nor the additional distribution rate on the liquidation amount of the Capital Securities may exceed in the aggregate 0.25% per annum. Such Additional Interest and Additional Distributions shall cease to accrue and accumulate upon the curing of the respective Registration default.

     For the purposes of the preceding paragraph, "Transfer Restricted Security' means each Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture until (i) the date on which such Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture has been exchanged for a New Capital Security, New Guarantee or New Junior Subordinated Debenture in the Exchange Offer and are thereafter freely tradable by the holder thereof (other than an affiliate of the Company), (ii) such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture, as the case may be, shall have ceased to be outstanding, (iii) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture has been effectively registered under the Securities Act and disposed of in accordance with this Registration Statement or the Shelf Registration Statement, if applicable, or (iv) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture is distributed to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

     The Exchange Offer is not being made to, nor will the Company or the Issuer Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Issuer Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC. Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the Guarantee and $20 million aggregate principal amount of the Old Junior Subordinated Debentures for a like aggregate principal amount of the New Junior Subordinated Debentures. The Guarantee and the New Junior Subordinated Debentures have also been registered under the Securities Act.

TERMS OF THE EXCHANGE

     The Company and the Issuer Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $20,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Issuer Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $20,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $20,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding. Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE ADMINISTRATORS OR TRUSTEES OF THE ISSUER TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
               , 1997 unless the Exchange Offer is extended by the Company and the Issuer Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company and the Issuer Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Issuer Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Issuer Trust to constitute a material change, or if the Company and the Issuer Trust waive a material condition of the Exchange Offer, the Company or the Issuer Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Issuer Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Issuer Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Issuer Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Issuer Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described below under "-- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof) or an Agent's Message (as defined herein), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Company and the Issuer Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Issuer Trust gives oral or written notice to the Exchange Agent of the Company's and the Issuer Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Issuer Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Issuer Trust's acceptance for exchange of Old Capital Securities) or the

Company or the Issuer Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's or the Issuer Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Issuer Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described below under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Issuer Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Issuer Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message (as defined herein), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth below under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent on or prior to the Expiration Date, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of a tendering holder's Old Capital Securities are tendered, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth below under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Delivery. The method of delivery of the book-entry confirmation of certificates representing tendered Old Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and "delivery" will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all such cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Old Capital Securities or (ii) certificates representing Old Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Old Capital Securities or certificates representing Old Capital Securities and other required documents are received by the Exchange Agent.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with: (i) such tenders are made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal or an Agent's Message, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The acceptance by the Company and the Issuer Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Issuer Trust upon the terms and subject to the conditions of the Exchange Offer.

     The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Capital Securities. The Company further understands that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Old Capital Securities for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Old Capital Securities by causing DTC to transfer such Old Capital Securities in the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of Old Capital Securities so tendered will only be made after timely confirmation of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Capital Securities which are the subject of such book-entry confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Issuer Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Issuer Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Issuer Trust, be unlawful. The Company and the Issuer Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth below under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's and the Issuer Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Issuer Trust, any affiliates or assigns of the Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Issuer Trust, proper evidence satisfactory to the Company or the Issuer Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     Based on interpretations by the Staff as set forth in no-action letters issued to third parties, the Company and the Issuer Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of the Company or the Issuer Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the Staff has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Issuer Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange them for New Capital Securities in the Exchange Offer will be required to represent that: (i) it is not an "affiliate" of the Company or the Issuer Trust; (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. In addition, the Company and the Issuer Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Issuer Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Issuer Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Issuer Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with resales of such New Capital Securities for a period of ninety
(90) days after the Expiration Date. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Issuer Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Issuer Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Issuer Trust has given notice that the sale of the New Capital Securities (or the Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth below under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate liquidation amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth above under "-- Procedures for Tendering Old Capital Securities," then the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be re-tendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Issuer Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Issuer Trust, any affiliates or assigns of the Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such Distributions have been made, from and after June 3, 1997. However, because Distributions on the New Capital Securities will accumulate from such date, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Issuer Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if there shall occur a change in the current interpretation by the Staff which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Issuer Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities.

     If the Company and the Issuer Trust determine in their sole and absolute discretion that the foregoing event has occurred, the Company and the Issuer Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Issuer Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Issuer Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Requests for additional copies of this Prospectus or the Letter of Transmittal and any other required documents, questions or requests for assistance should be directed to the Exchange Agent as follows:

           Bankers Trust Company
           Four Albany Street, 4th Floor
           New York, New York 10006
           Attn: Corporate Trust and Agency Group
           Telephone: (212) 250-6161
           Facsimile: (212) 250-6392/6961

     Delivery of the Letter of Transmittal and any other required documents should be directed to:

           By Mail:                        By Hand:                   By Overnight Mail:
 BT Services Tennessee, Inc.        Bankers Trust Company        BT Services Tennessee, Inc.
  Corporate Trust and Agency      Corporate Trust and Agency      Corporate Trust and Agency
            Group                           Group                           Group
     Reorganization Unit         Receipt and Delivery Window         Reorganization Unit
       P.O. Box 292737            123 Washington Street, 1st       648 Grassmere Park Road
   Nashville, TN 37229-2737                 Floor                    Nashville, TN 37211
                                      New York, NY 10006

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Issuer Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                   DESCRIPTION OF THE NEW CAPITAL SECURITIES

     The Old Capital Securities have been issued and the New Capital Securities will be issued pursuant to the terms of the Trust Agreement. The Property Trustee, Bankers Trust Company, acts as trustee for the Capital Securities under the Trust Agreement. The terms of the Capital Securities include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act and the Trust Act. The Trust Agreement will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement with respect to the Capital Securities. See "The Exchange Offer." Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement (a copy of which may be obtained from the Company or the Issuer Trust), the Trust Act and the Trust Indenture Act.

GENERAL

     The New Capital Securities will be limited to $20,000,000 aggregate Liquidation Amount outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." The New Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the New Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such New Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each New Capital Security will be payable at an annual rate equal to 9.375% on the stated Liquidation Amount of $1,000, payable semi-annually in arrears on the Distribution Date to the holders of the New Capital Securities at the close of business on the May 15 or November 15 (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the New Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the New Capital Securities will be December 1, 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the New Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the New Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled will accumulate additional Distributions thereon at a rate equal to 9.375% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees and the Property Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the New Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the New Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

     The revenue of the Issuer Trust available for distribution to holders of the New Capital Securities will be limited to payments under the Subordinated Debentures. See "Description of the New Junior Subordinated

Debentures." If the Company does not make payments on the Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the New Capital Securities. The payment of Distributions and other amounts payable on the New Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Subordinated Debentures. See "Description of the New Junior Subordinated
Debentures -- Redemption." If less than all the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     The Company has the right to redeem the Subordinated Debentures (i) on or after June 1, 2007, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See "-- Liquidation Distribution Upon Dissolution." A redemption of the Subordinated Debentures would cause a mandatory redemption of a Like Amount of the New Capital Securities and Common Securities at the Redemption Price.

     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning June 1:

YEAR                                                          REDEMPTION PRICE
----                                                          ----------------
2007........................................................       104.69%
2008........................................................       104.22
2009........................................................       103.75
2010........................................................       103.28
2011........................................................       102.81
2012........................................................       102.34
2013........................................................       101.88
2014........................................................       101.41
2015........................................................       100.94
2016........................................................       100.47

and at 100% on or after June 1, 2017.

     The Redemption Price, in the case of a redemption on or after June 1, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price, in the case of a redemption prior to June 1, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Subordinated Debentures and (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Subordinated Debentures on June 1, 2007, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to June 1, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 185 basis points if such Redemption Date occurs on or before June 1, 1998 or (ii) 125 basis points if such Redemption Date occurs after June 1, 1998.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York or the City of Raleigh, North Carolina are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

     "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     Payment of Additional Sums.  If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Issuer Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "-- Events of Default; Notice" and "Description of the New Junior Subordinated Debentures -- Debenture Events of Default." Until all such

Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Subordinated Debentures.

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

     The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Capital Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

     Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described under "-- Redemption Procedures" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

     If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

     After the liquidation date fixed for any distribution of Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If the Company does not redeem the Subordinated Debentures prior to the Stated Maturity and the Issuer Trust is not liquidated and the Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (a "Trust Agreement Event of Default" or an "Event of Default") with respect to the Capital Securities (whatever the reason for such Trust Agreement Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of an "Event of Default" under the Indenture (a "Debenture Event of Default") (see "Description of New Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation Distribution Upon Dissolution" and "Description of New Junior Subordinated Debentures -- Debenture Events of Default."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if an Indenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUST

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee -- Modification of the Guarantee; Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Subordinated Debentures, (ii) waive any past default that is waivable under
Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that, if a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Certificates"). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of the Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased the Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Trust Agreement and such Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of the Capital Securities (including the presentation of the Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interest in the Global Certificates is credited and only in respect of such portion of the aggregate liquidation amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Trust Agreement Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, the Capital Securities will be redeemed on a pro rata basis.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Issuer Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Payments in respect of the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Issuer Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments in respect of the Capital Securities held in book-entry form to DTC are the responsibility of the Issuer Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of the Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Issuer Trust, the Property Trustee, or the Delaware Trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Company and the Issuer Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, the Capital Security certificates will be required to be printed and delivered. Additionally, the Issuer Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Issuer Trust. In that event, certificates for such Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Issuer Trust believe to be reliable, but neither the Company nor the Issuer Trust takes responsibility for the accuracy thereof.

RESTRICTIONS ON TRANSFER

     The Old Capital Securities were, and the New Capital Securities will be, issued and may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 Old Capital Securities or New Capital Securities, as the case may be). Any such transfer of the Old Capital Securities or the New Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Old Capital Securities or New Capital Securities for any purpose, including but not limited to, the receipt of distributions on such Old Capital Securities or New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Old Capital Securities or New Capital Securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the books and records of the Issuer Trust or by wire transfer. The paying agent for the Trust Securities (the "Paying Agent") shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. In the event that the Property Trustee shall no longer be the Paying Agent, the Property Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR AND TRANSFER AGENT

     The Property Trustee is acting as registrar and transfer agent for the Capital Securities of the Issuer Trust.

     Registration of transfers or exchanges of the Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment (with the giving of such indemnity as the Issuer Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Issuer Trust will not be required to register or cause to be registered the transfer or exchange of the Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such

Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of the New Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

     The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

             DESCRIPTION OF THE NEW JUNIOR SUBORDINATED DEBENTURES

     The New Junior Subordinated Debentures are to be issued under the Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the New Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Indenture is available from the Debenture Trustee upon request.

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Issuer Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will Exchange $20 million aggregate principal amount of Old Junior Subordinated Debentures for a like amount of New Junior Subordinated Debentures as soon as practicable after the date of this Prospectus. The New Junior Subordinated Debentures will bear interest, accruing from the date of original issuance, at a rate equal to 9.375% per annum on the principal amount thereof, payable semi-annually in arrears on the 1st day of June and December of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to the person in whose name each New Junior Subordinated Debenture is registered at the close of business on the May 15 or November 15 (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each New Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 9.375% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annually interest payments, interest on semi-annually interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The New Junior Subordinated Debentures will mature on June 1, 2027.

     The New Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The New Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 9.375% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "United States Federal Income Tax
Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

     The New Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after June 1, 2007, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of the New Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities.

     The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     The redemption of the New Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve. The redemption of the New Junior Subordinated Debentures also could be subject to the additional prior approval of the Federal Reserve under its current risk-based capital guidelines.

     The Redemption Price for New Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning June 1:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2007........................................................    104.69%
2008........................................................    104.22
2009........................................................    103.75
2010........................................................    103.28
2011........................................................    102.81
2012........................................................    102.34
2013........................................................    101.88
2014........................................................    101.41
2015........................................................    100.94
2016........................................................    100.47

and at 100% on or after June 1, 2017.

     The Redemption Price in the case of a redemption on or after June 1, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price for New Junior Subordinated Debentures, in the case of a redemption prior to June 1, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of the New Capital
Securities -- Redemption"), together with accrued interest to but excluding the date fixed for redemption.

ADDITIONAL SUMS

     The Company has covenanted in the Indenture that, if and for so long as (i) the Issuer Trust is the holder of all New Junior Subordinated Debentures and
(ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the New Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of the New Capital Securities -- Redemption."

REGISTRATION, DENOMINATION AND TRANSFER

     The New Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the New Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the New Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of the New Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

     Payments on New Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the New Junior Subordinated Debentures, as described under "Description of the New Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." If New Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the New Junior Subordinated Debentures will be registrable, and New Junior Subordinated Debentures will be exchangeable for New Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of New Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     The New Junior Subordinated Debentures will be issuable only in registered form without coupons in integral multiples of $1,000. The minimum purchase requirement will be $100,000 (100 Capital Securities). New Junior Subordinated Debentures will be exchangeable for other New Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     New Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Property Trustee as securities registrar under the Indenture. The Company may at any time designate additional transfer agents with respect to the New Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Property Trustee shall be required to (i) issue, register the transfer of or exchange New Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the New Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any New Junior Subordinated Debentures so selected for redemption, except, in the case of any New Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any monies deposited with the Property Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

     The Company has covenanted in the Indenture that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Company has not taken reasonable steps to cure, (y) if the New Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (z) the Company has given notice of its election of an Extension Period as provided in the Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     The Company has covenanted in the Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of New Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding New Junior Subordinated Debentures, amend, waive or supplement the provisions of the Indenture to: (i) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the New Junior Subordinated Debentures; (ii) add further covenants, restrictions or conditions for the protection of holders of the New Junior Subordinated Debentures; (iii) cure ambiguities or correct the New Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the New Junior Subordinated Debentures in any material respect; (iv) change the terms of the New Junior Subordinated Debentures to facilitate the issuance of the New Junior Subordinated Debentures in certificated or other definitive form;
(v) evidence or provide for the appointment of a successor Debenture Trustee; or
(vi) qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the New Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the New Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding New Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the New Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any New Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of New Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the New Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the New Junior Subordinated Debentures:

          (i) failure to pay any interest on the New Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal of or premium, if any, on the New Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the New Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding New Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the New Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of the New Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

     The holders of at least a majority in aggregate principal amount of outstanding New Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding New Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of New Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding New Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of New Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of New Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding New Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the New Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding New Junior Subordinated Debenture affected thereby. See "-- Modification of Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the New Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the New Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the New Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of New Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the

Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

     The holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the New Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of the New Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the New Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Indenture are satisfied.

     The provisions of the Indenture do not afford holders of the New Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the New Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     The New Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the New Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the New Junior Subordinated Debentures.

     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing, Senior Indebtedness shall include indebtedness incurred pursuant to the Short-Term Borrowing Agreement dated February 3, 1997 between the Company and the Bank. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the New Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Senior Indebtedness of the Company to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the New Junior Subordinated Debentures. In such event, any payment or distribution on account of the New Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the New Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of New Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the New Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the New Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the New Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the New Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any New Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the New Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the New Junior Subordinated Debentures.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the New Junior Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

RESTRICTIONS ON TRANSFER

     The New Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000 (100 New Junior Subordinated Debentures). Any such transfer of New Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such New Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such New Junior Subordinated Debentures.

GOVERNING LAW

     The Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF THE GUARANTEE

     The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Capital Securities. As soon as is practicable after the date hereof, the Company will exchange the Old Guarantee for the Guarantee. This summary of the material provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert. The following payments with respect to the Capital Securities, to the extent not paid by the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Capital Securities, to the extent the Issuer Trust shall have funds available therefor; (ii) the Redemption Price, to the extent the Issuer Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Issuer Trust and (iii) upon Liquidation of the Issuer Trust (other than in connection with the distribution of the Subordinated Debentures to the holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent the Issuer Trust has funds available therefor, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

     The Guarantee will not apply to any payment of distributions except to the extent the Issuer Trust shall have funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated Debentures purchased by the Issuer Trust. See "Description of the New Junior Subordinated
Debentures -- Restrictions on Certain Payments; Certain Covenants of the Company." The Guarantee, when taken together with the Company's obligations under the Subordinated Debentures, the Trust Agreement and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Issuer Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Capital Securities.

     Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against the Company, rather than having to proceed against the Issuer Trust before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

CERTAIN COVENANTS OF THE COMPANY UNDER THE GUARANTEE

     In the Guarantee, the Company will covenant that, so long as any Capital Securities remain outstanding, if the Company shall be in default under the Guarantee or there shall have occurred and be continuing any event that would constitute a Trust Agreement Event of Default, then (a) the Company shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee) with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of the Capital Securities in any material respect (in which case no vote of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

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

TERMINATION

     The Guarantee will terminate as to the Capital Securities (a) upon full payment of the Redemption Price of all Capital Securities, (b) upon distribution of the Subordinated Debentures to the holders of the Capital Securities or (c) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under such Capital Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, the Company will waive any right or remedy to require that any action be brought first against the Issuer Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

     The Company's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and are also effectively subordinated to claims of creditors of the Company's subsidiaries. The terms of the Capital Securities provide that each holder of the Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness of the Company, under any indenture that the Company may enter into in the future or otherwise.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default, shall exercise such of the rights and powers vested in it by such Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Company and certain of its affiliates maintain a banking relationship with the Guarantee Trustee and its affiliates.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

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

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Company under the Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Subordinated Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of the New Subordinated Debentures -- Subordination."

LIMITED PURPOSE OF ISSUER TRUST

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company payments on Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     In the opinion of Arnold & Porter, in its capacity as special tax counsel to the Company ("Tax Counsel"), the discussion of United States federal income taxation which follows summarizes the principal material United States federal income tax consequences of the Exchange Offer and of the ownership and disposition of the Capital Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     Except as otherwise stated, this summary deals only with the Capital Securities held as a capital asset by a holder who or which (i) purchased the Old Capital Securities upon original issuance at their original offering price and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, other financial institutions, tax-exempt organizations, persons holding the Capital Securities as a position in a "straddle," as part of a "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address
(a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Capital Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

     A "US Holder" generally is a holder of the Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE NEW CAPITAL SECURITIES -- REDEMPTION."

US HOLDERS

  CHARACTERIZATION OF THE ISSUER TRUST

     In connection with the Exchange Offer, Tax Counsel has rendered its opinion that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other documents), and based on certain assumptions and qualifications referenced in such counsel's written opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Subordinated Debentures on its own income tax return.

  THE EXCHANGE

     An exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer will not constitute a taxable event for federal income tax purposes. As a result, US Holders who exchange their Old Capital Securities for New Capital Securities should not recognize any income, gain or loss for federal income tax purposes with respect to such exchange. An exchanging US Holder will have the same adjusted basis and holding period in the New Capital Securities as it had in the Old Capital Securities immediately before the exchange.

  CHARACTERIZATION OF THE SUBORDINATED DEBENTURES

     In connection with the Exchange Offer, Tax Counsel has rendered its opinion that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in such counsel's written opinion, the New Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company. The Company and the

Issuer Trust have agreed to treat the New Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes.

  INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the terms of the Subordinated Debentures, the Company has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods, but not beyond the maturity of the Subordinated Debentures. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debentures will not be considered issued with OID by reason of the Company's option to defer payments of interest if the likelihood of deferral is "remote."

     The Company has concluded, and this discussion assumes, that, as of the date of original issue of the Old Junior Subordinated Debentures, the likelihood of exercise of that option was "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Subordinated Debentures. Therefore, the Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Moreover, the Company has determined that the Old Junior Subordinated Debentures were not otherwise issued with OID. Consequently, stated interest on the Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations may in the future be analyzed and interpreted by the Service in rulings or other published documents. Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

     In the event the Company exercises its option to defer payments of interest, the Subordinated Debentures would be treated as reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debentures. (Subsequent distributions of interest on the Subordinated Debentures generally would not be taxable.) The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to that OID.

     If the Company's option to defer payments of interest were not treated as remote, the Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis
OID) over the term of the Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debentures, on an economic accrual basis.

  CHARACTERIZATION OF INCOME

     Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

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

  MARKET DISCOUNT AND BOND PREMIUM

     Holders of Capital Securities may be considered to have acquired their undivided interests in the Subordinated Debentures with market discount, premium or acquisition premium (as each phase is defined for United States federal income tax purposes).

  RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances described herein (See "Description of the New Capital Securities -- Liquidation Distribution Upon Dissolution"), the Company will have the right to distribute the Subordinated Debentures to holders in exchange for the Capital Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For United States federal income tax purposes, a US Holder's holding period in the Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for United States federal income tax purposes.

     Under certain circumstances described herein (see "Description of the New Capital Securities" and "Description of the New Junior Subordinated
Debentures -- Redemption"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "-- Sales of Capital Securities" below.

  SALES OF CAPITAL SECURITIES

     A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Tax rates on long-term capital gains received by individual US Holders vary depending on each US Holder's income and holding period for the Capital Securities. US Holders that are individuals should contact their own tax advisors for more information or for the capital gains rate applicable to a specific Capital Security.

     A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-US HOLDERS

     The following discussion applies to a Holder who is not a US Holder (a "Non-US Holder").

     Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

     A Non-US Holder which holds the Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Subordinated Debentures.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "-- Backup Withholding." Taxable income on the Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the Service.
                                    *  *  *

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE EXCHANGE OFFER, AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Issuer Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales

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

of such New Capital Securities for a period of ninety (90) days after the Expiration Date (subject to extension under certain limited circumstances described herein). See "The Exchange Offer -- Resales of New Capital Securities." Neither the Company nor the Issuer Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of ninety (90) days after the date on which the Exchange Offer is consummated, the Company and the Issuer Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                          BENEFIT PLAN CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities (including Old and New Capital Securities). Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such Issuer Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

     Under another exception contained in the Plan Assets Regulation, if New Capital Securities received as a result of the Exchange Offer were to qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The New Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act.

     Certain transactions involving the Issuer Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Company and the Issuer Trust (as represented by the Subordinated Debentures and the Guarantees) would likely be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Issuer Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) (i) it is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding, (ii) the Company and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to its interest in the Capital Securities or the Subordinated Debentures, and (iii) in purchasing the Capital Securities it approves the purchase and holding of the Subordinated Debentures and the appointment and retention of the Issuer Trustees.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Governmental plans and certain church plans are not subject to ERISA and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental plans and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities, and the considerations discussed above, to the extent applicable.

                   SUPERVISION, REGULATION AND OTHER MATTERS

     The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Company. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the documents incorporated herein by reference. See "Available Information."

     The business of the Company is influenced by prevailing economic conditions and governmental policies, both foreign and domestic. The actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve's policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Company of future changes in economic conditions and monetary and fiscal policies, both foreign and domestic, are not predictable.

     The Company is subject to supervision and examination by federal bank regulatory authorities. As a bank holding company regulated under the BHC Act, the Company's primary bank regulatory authority is the Federal Reserve. Bank holding companies are expected to serve as a source of strength to their subsidiary banks under the Federal Reserve's regulations and policies. As a state-chartered bank that is a member of the Federal Reserve System, the Bank's primary federal bank regulator is the Federal Reserve.

     The federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Company and the Bank are subject. These guidelines are based on an international agreement developed by the Basle Committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States of America. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

     The Bank is required to maintain a minimum total risk-based ratio of 8%, of which half (4%) must be Tier 1 capital. In addition, the federal bank regulators established leverage ratio (Tier 1 capital to total adjusted average assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The federal bank regulatory authorities may, however, set higher capital requirements when a bank's particular circumstances warrant.

     From time to time, the federal bank regulatory authorities, including the Federal Reserve, propose amendments to and issue interpretations of their risk-based capital guidelines and reporting instructions, which can affect reported capital ratios and net risk-adjusted assets. Effective June 26, 1996, the Federal Reserve, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation

("FDIC") issued a joint policy statement that provides guidance on sound practices for interest rate risk management and describes critical factors affecting the agencies' evaluation of a bank's interest rate risk when making a determination of capital adequacy.

     The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding companies. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution's parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval. At June 30, 1997, the Bank exceeded the required capital ratios for classification as a "well capitalized" bank.

     The deposits of the Bank are insured by the FDIC and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors. Currently, the Bank is not assessed any premiums for deposits insured by either the Bank Insurance Fund or the Savings Association Insurance Fund ("SAIF"). The Bank, however, continues to pay premiums based on deposit levels to service debt on Financing Corporation bonds.

     Under federal law, a financial institution insured by the FDIC under common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, the Company could, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured institutions. In addition, if any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution's affairs. If Federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution, the result could be that such obligations would be prepaid without premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

     The BHC Act currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. Effective June 1, 1997, the Company has the ability, subject to certain restrictions, including state opt-out provisions, to acquire by acquisition or merger branches outside of its home state. States may affirmatively opt-in earlier. Competition may increase as banks branch across state lines and enter new markets.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Trust Securities will be passed upon for the Trust by Richards, Layton & Finger, special Delaware counsel to the Issuer Trust and the Company. Certain matters of law relating to the validity of the Subordinated Debentures, the Guarantee and related matters will be passed upon for the Company by Alexander M. Donaldson, Esq., General Counsel of the Company. Certain United States federal income tax matters will be passed upon for the Company and the Issuer Trust by Arnold & Porter, special tax counsel for the Company and the Issuer Trust. As of October 30, 1997, Mr. Donaldson beneficially owned 600 shares of common stock of the Company.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of income, shareholders equity, and cash flows for each of the three years in the period ended December 31, 1996 incorporated by reference in the Company's Annual Report on Form 10-K, and the supplemental consolidated balance sheets as of December 31, 1996 and 1995 and the supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, giving retroactive effect to the merger consummated October 2, 1997, and included in the Company's Form 8-K dated October 31, 1997, have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated balance sheets as of December 31, 1996 and 1995 of Bank of Mecklenburg and the consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

             ======================================================

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE ISSUER TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents
  by Reference........................     3
Certain Defined Terms.................     4
Summary...............................     5
Risk Factors..........................    14
Triangle Bancorp, Inc.................    22
Consolidated Ratios of Earnings to
  Fixed Charges.......................    23
Selected Consolidated Financial Data
  and Other Information...............    24
Supplemental Selected Consolidated
  Financial Data and Other
  Information.........................    25
Triangle Capital Trust................    26
Accounting Treatment..................    26
The Exchange Offer....................    26
Description of the New Capital
  Securities..........................    36
Description of the New Junior
  Subordinated Debentures.............    49
Description of the Guarantee..........    58
Relationship among the Capital
  Securities, the Subordinated
  Debentures and the Guarantee........    61
United States Federal Income
  Taxation............................    62
Plan of Distribution..................    66
Benefit Plan Considerations...........    67
Supervision, Regulation and Other
  Matters.............................    69
Legal Matters.........................    71
Experts...............................    71

             ======================================================
             ======================================================

                                  $20,000,000

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                             TRIANGLE BANCORP, INC.

                             OFFER TO EXCHANGE ITS
                           9.375% CAPITAL SECURITIES
                             (AGGREGATE LIQUIDATION
                              AMOUNT $20,000,000)

                             FOR ANY AND ALL OF ITS

                     9.375% OUTSTANDING CAPITAL SECURITIES
                             (AGGREGATE LIQUIDATION
                              AMOUNT $20,000,000)

                                October   , 1997

             ======================================================

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The North Carolina Business Corporation Act ("NCBCA") provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expense, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

     Permissible Indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests, and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

     Mandatory Indemnification. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is holy successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

     Advance for Expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

     Voluntary Indemnification. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution my include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and my further include provisions establishing reasonable procedures for determining and enforcing such rights.

     Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

     Parties Entitled to Indemnification. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charger or bylaws, by general or specific action of its board of directors, or by contract.

     Indemnification by the Registrant. The Bylaws of the Registrant provide for indemnification of its directors, officer, employees and agents, and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

     Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. The Registrant currently maintains a directors' and officers' liability insurance policy.

     Trust Agreement Indemnity. The Company has agreed in the Trust Agreement, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Property Trustee, (ii) the Delaware Trustee, (iii) and any Affiliate (as defined in the Trust Agreement) of the Delaware Trustee and Property Trustee, (iv) each Administrator (as defined in the Trust Agreement) of the Issuer Trust, (v) any officer, director, shareholder, employee, representative or agent of the Property Trustee or Delaware Trustee, and (vi) any employee or agent of the Issuer Trust (each a "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such indemnified person arising out of or in connection with the creation, operation or dissolution of the Issuer Trust or any act or omission performed or admitted by such Indemnified Person in good faith on behalf of the Issuer Trust, and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     An index of exhibits appears at page II-8, which is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     (A) Each of the undersigned registrants hereby undertakes:

          1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

             (B) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report to Section 13(a) or
        Section 15(b) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

             In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will each be governed by the final adjudication of such issue.

             (D) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

             (E) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 29, 1997.

                                          TRIANGLE BANCORP, INC.

                                          By:   /s/ MICHAEL S. PATTERSON
                                            ------------------------------------
                                                    Michael S. Patterson
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael
S. Patterson his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might, or could, do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

                        NAME                                       TITLE                     DATE
                        ----                                       -----                     ----
              /s/ MICHAEL S. PATTERSON                 President, Chief Executive      October 29, 1997
-----------------------------------------------------    Officer and Director
                Michael S. Patterson                     (Principal Executive
                                                         Officer)

                  /s/ DEBRA L. LEE                     Chief Financial Officer         October 29, 1997
-----------------------------------------------------    (Principal Financial Officer
                    Debra L. Lee                         and Principal Accounting
                                                         Officer)

                /s/ CAROLE S. ANDERS                   Director                        October 29, 1997
-----------------------------------------------------
                  Carole S. Anders

             /s/ CHARLES H. ASHFORD, JR.               Chairman and Director           October 29, 1997
-----------------------------------------------------
               Charles H. Ashford, Jr.

             /s/ H. LEIGH BALLANCE, JR.                Director                        October 29, 1997
-----------------------------------------------------
               H. Leigh Ballance, Jr.

                                                       Director
-----------------------------------------------------
                   Edwin B. Borden

              /s/ ROBERT E. BRYAN, JR.                 Director                        October 29, 1997
-----------------------------------------------------
                Robert E. Bryan, Jr.

                        NAME                                       TITLE                     DATE
                        ----                                       -----                     ----

                 /s/ DAVID T. CLANCY                              Director             October 29, 1997
-----------------------------------------------------
                   David T. Clancy

                                                                  Director
-----------------------------------------------------
                   N. Leo Daughtry

                                                                  Director
-----------------------------------------------------
                   Syd W. Dun, Jr.

                /s/ WILLIE S. EDWARDS                             Director             October 29, 1997
-----------------------------------------------------
                  Willie S. Edwards

                                                                  Director
-----------------------------------------------------
                James P. Godwin, Sr.

                                                                  Director
-----------------------------------------------------
                  Robert L. Guthrie

               /s/ JOHN B. HARRIS, JR.                            Director             October 29, 1997
-----------------------------------------------------
                 John B. Harris, Jr.

                                                                  Director
-----------------------------------------------------
                   George W. Holt

                /s/ EARL JOHNSON, JR.                             Director             October 29, 1997
-----------------------------------------------------
                  Earl Johnson, Jr.

                /s/ EDYTHE P. LUMSDEN                             Director             October 29, 1997
-----------------------------------------------------
                  Edythe P. Lumsden

                                                                  Director
-----------------------------------------------------
                 J. L. Maxwell, Jr.

               /s/ MICHAEL A. MAXWELL                             Director             October 29, 1997
-----------------------------------------------------
                 Michael A. Maxwell

                /s/ WENDELL H. MURPHY                             Director             October 29, 1997
-----------------------------------------------------
                  Wendell H. Murphy

                                                                  Director
-----------------------------------------------------
                   Patrick L. Pope

                 /s/ WILLIAM R. POPE                              Director             October 29, 1997
-----------------------------------------------------
                   William R. Pope

               /s/ BILLY N. QUICK, SR.                            Director             October 29, 1997
-----------------------------------------------------
                 Billy N. Quick, Sr.

                        NAME                                       TITLE                     DATE
                        ----                                       -----                     ----

                  /s/ J. DAL SNIPES                               Director             October 29, 1997
-----------------------------------------------------
                    J. Dal Snipes

               /s/ N. JOHNSON TILGHMAN                            Director             October 29, 1997
-----------------------------------------------------
                 N. Johnson Tilghman

              /s/ SYDNOR M. WHITE, JR.                            Director             October 29, 1997
-----------------------------------------------------
                Sydnor M. White, Jr.

                                                                  Director
-----------------------------------------------------
                 J. Blount Williams

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 29, 1997.

                                          TRIANGLE CAPITAL TRUST

                                          By:  /s/ ALEXANDER M. DONALDSON
                                            ------------------------------------
                                                   Alexander M. Donaldson
                                                       Administrator

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

                        NAME                                       TITLE                     DATE
                        ----                                       -----                     ----

             /s/ ALEXANDER M. DONALDSON                        Administrator           October 29, 1997
-----------------------------------------------------
            Alexander M. Donaldson, Esq.

                  /s/ DEBRA L. LEE                             Administrator           October 29, 1997
-----------------------------------------------------
                    Debra L. Lee

                                 EXHIBIT INDEX

EXHIBIT                                DESCRIPTION
-------                                -----------
  3.1          Articles of Incorporation of the Company, as amended
               (incorporated by reference to the Company's Form 10-K for
               the year ended December 31, 1996, filed with the Commission on March 25, 1997, File No. 000-21346).
  3.2          Bylaws of the Company, as amended (incorporated by reference to the Company's Form 10-K for the year ended December 31,
               1994, filed with the Commission on March 31, 1995, File No.
               000-21346).
  3.3          Certificate of Trust of the Issuer Trust, dated May 28,
               1997, as filed with the Secretary of State of Delaware.
  4.1          Indenture, dated as of June 3, 1997, between the Company and
               Bankers Trust Company, as Trustee.
  4.2          Amended and Restated Trust Agreement, dated as of June 3,
               1997, among the Company, Bankers Trust Company, as Property
               Trustee, Bankers Trust Company (Delaware), as Delaware
               Trustee, and the Administrators named therein.
  4.3          Form of Guarantee Agreement entered into by the Company and
               Bankers Trust Company, as Guarantee Trustee, and registered under the Securities Act of 1933, as amended.
  4.4          Registration Rights Agreement, dated June 3, 1997, between
               Issuer Trust, the Company, and the Initial Purchaser named therein.
  4.5          Form of Capital Security.
  4.6          Form of Junior Subordinated Debenture.
  5.1          Opinion of Alexander M. Donaldson, Senior Vice President and
               General Counsel of the Company, as to the legality of the
               Subordinated Debentures and the Guarantee.
  5.2          Opinion of Richards, Layton & Finger, special Delaware
               counsel, as to the legality of the Capital Securities.
  8.1          Opinion of Arnold & Porter, special tax counsel, as to
               certain federal income tax matters.
 12            Statement of Ratios
 23.1          Consent of Coopers & Lybrand L.L.P.
 23.2          Consent of KPMG Peat Marwick LLP.
 23.3          Consent of Alexander M. Donaldson (included in Exhibit 5.1).
 23.4          Consent of Richards, Layton & Finger (included in Exhibit
               5.2).
 23.5          Consent of Arnold & Porter (included in Exhibit 8.1).
 24            Powers of Attorney (contained in the signature page of the
               Registration Statement of which this Exhibit List is a
               part).
 25.1          Form T-1 Statement of Eligibility of Bankers Trust Company
               to act as Trustee under the Indenture.
 25.2          Form T-1 Statement of Eligibility of Bankers Trust Company
               to act as Trustee under the Amended and Restated Trust
               Agreement (contained in Exhibit 26.1).
 25.3          Form T-1 Statement of Eligibility of Bankers Trust Company
               under the Guarantee for the benefit of the holders of the
               Capital Securities (contained in Exhibit 26.1).
 99.1          Form of Letter of Transmittal.
 99.2          Form of Notice of Guaranteed Delivery.
 99.3          Form of Exchange Agent Agreement.